UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
July 15, 2022
Date of Report
(Date of earliest event reported)

Arrowhead Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105
(Address of principal executive offices, including Zip Code)
(626) 304-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARWR	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Patrick O’Brien as Chief Operating Officer and General Counsel

Arrowhead Pharmaceuticals, Inc. (the “Company”) has appointed Patrick O’Brien, age 59, as Chief Operating Officer and General Counsel effective as of July 15, 2022. Mr. O’Brien will also continue to perform the functions of Chief Compliance Officer and Corporate Secretary.

Mr. O’Brien joined the Company in December 2014, and prior to his appointment as Chief Operating Officer and General Counsel was serving in the role of General Counsel, Corporate Secretary, and Chief Compliance Officer. Mr. O’Brien has practiced in the healthcare legal field for over 25 years. Before joining the Company, from 2012 to 2014, Mr. O’Brien was with Shire, as global pharmaceutical company, where he was Group Vice President, Law. Immediately prior to working with Shire, he was a partner with the international law firm of Holland & Knight LLP in its Washington, DC office. In 2010, Mr. O’Brien co-founded the law firm O’Brien Gould PLLC which joined Holland & Knight in 2011. From 2009 to 2010, Mr. O’Brien was a partner in Burke O’Neil LLC. From 2001 to 2009, Mr. O’Brien served in several legal roles with Johnson & Johnson, including serving as Vice President of Law for J&J’s Centocor Ortho-Biotech unit. Mr. O’Brien previously served as Regulatory Counsel with the United States Food & Drug Administration. Mr. O’Brien was awarded a BS in Pharmacy and a PharmD from the University of Arizona before completing a residency in Clinical Pharmacy with the University of Illinois at Chicago Hospital. He was also awarded his JD from the University of Arizona.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: July 19, 2022

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer